Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW Atlanta, GA (Address of Principal Executive Offices)	30308 (Zip Code)

NCR Corporation 2017 Stock Incentive Plan
(Full title of the plan)

James M. Bedore
Executive Vice President, General Counsel and Secretary
NCR Corporation
864 Spring Street NW
Atlanta, GA 30308
(Name and address of agent for service)

(937) 445-1936
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	12,000,000	$20.82	$249,840,000	$32,429.23
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such additional securities as may become available under the NCR Corporation 2017 Stock Incentive Plan, as amended (the “Amended 2017 Stock Incentive Plan”), in connection with changes in the number of shares of outstanding Common Stock due to events such as recapitalizations, stock dividends, stock splits, and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2)
Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 28, 2020, which was $20.82.

EXPLANATORY STATEMENT

This Registration Statement is filed by NCR Corporation (the “Registrant” or the “Company”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on May 1, 2017 (No. 333-217574) are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 12,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) that may become issuable under the Amended 2017 Stock Incentive Plan. The Amended 2017 Stock Incentive Plan has been amended to (i) authorize an additional 12,000,000 shares of Common Stock for issuance under the Amended 2017 Stock Incentive Plan and (ii) eliminate certain terms relating to the “performance-based compensation” requirements of Section 162(m) of the Federal Internal Revenue Code, which are no longer effective.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part hereof:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 28, 2020, including portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, to the extent incorporated by reference into such Annual Report on Form 10-K, as filed with the Commission on March 12, 2020;

(b)	Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, as filed with the Commission on May 1, 2020, June 30, 2020, as filed with the Commission on July 31, 2020, and September 30, 2020, as filed with the Commission on October 30, 2020;

(c)	Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof) filed with the Commission on February 10, 2020, February 27, 2020, March 4, 2020, March 26, 2020, March 31, 2020, April 7, 2020, April 8, 2020, April 13, 2020, April 24, 2020, June 22, 2020, July 15, 2020, August 17, 2020, August 18, 2020, August 20, 2020, and September 21, 2020; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, filed with the Commission on September 26, 1996, including the exhibits thereto, as amended by Amendment No. 1 thereto filed on Form 10/A on October 31, 1996, Amendment No. 2 thereto filed on Form 10/A on November 22, 1996, and Amendment No. 3 thereto filed on Form 10/A on November 26, 1996, and any other amendment or report filed with the Commission for the purpose of updating that description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

4.1	Articles of Amendment and Restatement of NCR Corporation (Exhibit 3.1 to the NCR Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2019).

4.2	Bylaws of NCR Corporation, as amended and restated on February 20, 2018 (Exhibit 3.2 to the Current Report on Form 8-K of NCR Corporation dated February 23, 2018).

5.1	Opinion of Venable LLP. *

23.1	Consent of Venable LLP (included in Exhibit 5.1). *

23.2	Consent of PricewaterhouseCoopers LLP. *

24.1	Power of Attorney (contained on the signature page hereto). *

99.1	NCR Corporation 2017 Stock Incentive Plan, filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 17, 2017, and incorporated herein by reference.

99.2	Amendment to the NCR Corporation 2017 Stock Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 12, 2020, and incorporated herein by reference.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the second day of November, 2020.

NCR CORPORATION

Dated: November 2, 2020	By:	/s/ James M. Bedore
		Name:	James M. Bedore
		Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints James M. Bedore and Timothy C. Oliver, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael D. Hayford	President and Chief Executive Officer (Principal Executive Officer)	October 21, 2020
Michael D. Hayford

/s/ Timothy C. Oliver	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 21, 2020
Timothy C. Oliver

/s/ Beth A. Potter	Chief Accounting Officer	October 21, 2020
Beth A. Potter	(Principal Accounting Officer)

/s/ Mark W. Begor	Director	October 21, 2020
Mark W. Begor

/s/ Gregory R. Blank	Director	October 21, 2020
Gregory R. Blank

/s/ Catherine L. Burke	Director	October 21, 2020
Catherine L. Burke

/s/ Chinh E. Chu	Director	October 21, 2020
Chinh E. Chu

/s/ Deborah A. Farrington	Director	October 21, 2020
Deborah A. Farrington

/s/ Georgette D. Kiser	Director	October 21, 2020
Georgette D. Kiser

/s/ Kirk T. Larsen	Director	October 21, 2020
Kirk T. Larsen

/s/ Frank R. Martire	Executive Chairman and Director	October 21, 2020
Frank R. Martire

/s/ Matthew A. Thompson	Director	October 23, 2020
Matthew A. Thompson